UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
The names and addresses of the registrants have not changed since the last report.
This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” and “Other Matters” of The Southern Company (“Southern Company”), MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” and “Other Matters” of Mississippi Power Company (“Mississippi Power”) and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in each company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” and “Other Matters” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” and “Other Matters” of Mississippi Power and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 for additional information regarding (1) rate recovery for costs associated with Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”), including (a) the combined cycle and associated common facilities portion of Kemper IGCC assets placed in service (the “In-Service Assets”), (b) the order (the “Kemper Settlement Order”) issued in July 2017 by the Mississippi Public Service Commission (“PSC”) directing Mississippi Power to pursue a settlement under which the Kemper County energy facility (the “Kemper Facility”) would be operated as a natural gas plant, rather than an integrated coal gasification combined cycle plant and establishing a related settlement docket (the “Kemper IGCC Settlement Docket”), and (c) Mississippi Power’s settlement agreement on August 21, 2017 with certain parties to the Kemper IGCC Settlement Docket (not including the Mississippi Public Utilities Staff (the “MPUS”)) providing for an annual revenue requirement of $126.4 million for costs related to the Kemper Facility (the “Original Kemper Settlement Agreement”) and (2) the investigation by the Securities and Exchange Commission (the “SEC”) of Southern Company and Mississippi Power concerning the estimated costs and expected in-service date of the Kemper IGCC.
Amended Kemper Settlement Agreement
On November 22, 2017, Mississippi Power reached an amended and restated settlement agreement with Chevron Products Company, a division of Chevron U.S.A. Inc., the Federal Executive Agencies, and the Chemours Company FC, LLC. On December 1, 2017, Mississippi Power reached a second amended and restated settlement agreement (the “Amended Kemper Settlement Agreement”) with the MPUS and the parties to the first amended and restated settlement agreement. It is anticipated that other parties, including the parties to the Original Kemper Settlement Agreement, will also file joinders in support of the Amended Kemper Settlement Agreement.
The Amended Kemper Settlement Agreement provides for an annual revenue requirement of approximately $112.6 million for costs related to the Kemper Facility based on (1) a fixed return on equity (“ROE”) for 2018 and 2019 of 8.6% calculated in accordance with Mississippi Power’s Performance Evaluation Plan (“PEP”), excluding the performance adjustment, (2) for future years, a performance-based ROE calculated pursuant to PEP, and (3) amortization periods for the regulatory assets and liabilities associated with the In-Service Assets of eight years and six years, respectively. The revenue requirement also reflects a disallowance related to a portion of Mississippi Power’s investment in the Kemper Facility requested for inclusion in rate base, which will be recorded in the fourth quarter 2017 as an additional charge to income of approximately $85 million pre-tax ($52 million after tax).
The following table summarizes the differences between the Original Kemper Settlement Agreement and the Amended Kemper Settlement Agreement:

	Original Kemper Settlement Agreement	Amended Kemper Settlement Agreement
Annual Revenue Requirement	$126.4 million	$112.6 million
Gross Plant In-Service	$1,186 million	$1,101 million
Return on Equity	9.33%	8.6% for 2018 and 2019. For future years, a performance-based ROE calculated pursuant to PEP.
Amortization of Regulatory Assets	20 years	8 years
Amortization of Regulatory Liabilities	5 years	6 years
Under the Amended Kemper Settlement Agreement, retail customer rates would (1) be effective in January 2018, (2) reflect a reduction of approximately $13.8 million annually, and (3) include no recovery for costs associated with the gasifier portion of the Kemper Facility in 2018 or at any future date.
In addition, the Amended Kemper Settlement Agreement also provides that (1) the certificate of public convenience and necessity for the Kemper IGCC would be modified to limit the Kemper Facility to natural gas combined cycle operation and (2) Mississippi Power would file a reserve margin plan with the Mississippi PSC within six months following approval of the Amended Kemper Settlement Agreement by the Mississippi PSC.

The Mississippi PSC is expected to vote on the Amended Kemper Settlement Agreement in January 2018.
As previously disclosed, Mississippi Power expects to incur additional pre-tax costs, which would not be recovered from customers, estimated at approximately $100 million to $200 million, in connection with the cancellation of the gasification portion of the Kemper IGCC.
The ultimate outcome of these matters cannot be determined at this time.
SEC Investigation
On November 30, 2017, the SEC staff notified Southern Company that it has concluded its investigation concerning the estimated costs and expected in-service date of the Kemper IGCC, and is closing the investigation without recommending an enforcement action.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the Amended Kemper Settlement Agreement and related regulatory proceedings, estimated cancellation costs, and expected charges to income. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: actions related to cost recovery for the Kemper IGCC, including actions in the Kemper IGCC Settlement Docket and related legal or regulatory proceedings. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary